                                  SCHEDULE 14
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WALLACE COMPUTER SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]                   PRELIMINARY COPIES

                            ------------------------

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

TO THE STOCKHOLDERS OF
WALLACE COMPUTER SERVICES, INC.:

    Notice is hereby given that the 1995 Annual Meeting of Stockholders of Wallace Computer Services, Inc., a Delaware corporation, will be held at
            ,  on Friday,  December 8,  1995, at            ,  for the following
purposes:

    1. To elect three directors for the class of directors whose terms are expiring at the 1995 Annual Meeting.

    2. To consider and vote upon three proposals by a wholly owned subsidiary of Moore Corporation Limited, an Ontario corporation ("Moore"), to (i) remove all of the members of the Board of Directors of the Company, other than Moore's three director nominees if they are then directors of the Company, (ii) amend the Company's Bylaws to fix the number of directors of the Company at five and (iii) repeal each provision of the Company's Bylaws or amendment thereto adopted without stockholder approval subsequent to February 15, 1995 and prior to the 1995 Annual Meeting.

    3. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1996.

    4.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on November 3, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 1995 Annual Meeting and at any adjournment or postponement thereof.

    It  is  important that  your shares  be  voted at  the 1995  Annual Meeting.
Whether or not you expect to attend, you are urged to sign and date the accompanying WHITE proxy card and promptly return it to the Company in the accompanying postage prepaid envelope.

                                          By Order of the Board of Directors

                                          MICHAEL T. LAUDIZIO
                                          SECRETARY

Hillside, Illinois
           , 1995
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY URGES YOU TO REJECT THE PROXY SOLICITATION OF MOORE AND NOT SIGN OR RETURN ANY GOLD PROXY CARD SENT TO YOU BY MOORE.
TO SUPPORT YOUR BOARD, PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR WHITE PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU HAVE ANY QUESTIONS OR NEED
ASSISTANCE,  PLEASE CALL THE COMPANY AT         OR MORROW & CO., INC. , WHICH IS
ASSISTING US, TOLL FREE AT (800)       .

                                                              PRELIMINARY COPIES

                        WALLACE COMPUTER SERVICES, INC.
                            4600 WEST ROOSEVELT ROAD
                            HILLSIDE, ILLINOIS 60162

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 8, 1995

                            ------------------------

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Wallace Computer Services, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on December 8, 1995, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The Board of Directors has fixed the close of business on November 3, 1995 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and the accompanying WHITE proxy card are first being mailed to stockholders on
or about            , 1995.

    At the Annual Meeting, stockholders will consider and vote upon the election of three directors to hold office for three years. Moore Corporation Limited, an Ontario corporation and a competitor of the Company ("Moore"), has commenced a proxy solicitation to replace the three current directors standing for re-election with Moore's own nominees. At the Annual Meeting, stockholders will consider and vote upon three proposals of a wholly owned subsidiary of Moore (the "Moore Proposals") to (i) remove all of the members of the Board of Directors of the Company, other than Moore's director nominees if they are then directors of the Company (the "Board Removal Proposal"), (ii) amend the Company's Bylaws to fix the number of directors of the Company at five (the "Number of Directors Proposal") and (iii) repeal each provision of the Company's Bylaws or amendment thereto adopted without stockholder approval subsequent to February 15, 1995 and prior to the Annual Meeting (the "Bylaw Repeal Proposal"). Moore's nomination of an opposition slate of directors and the Moore Proposals are in furtherance of its attempts to take over the Company by means of an unsolicited hostile tender offer for all outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), at a price of $56 per share in cash (the "Moore Offer"). At the Annual Meeting, the stockholders will also consider and vote upon the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1996 and any other business that may properly come before the Annual Meeting.

    Your Board of Directors has unanimously concluded that the Moore Offer is inadequate and not in the best interests of the Company and its stockholders and that, in light of the Company's future prospects, the interests of the stockholders will be best served by the Company remaining an independent entity. YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MOORE'S SOLICITATION OF PROXIES AND URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD SENT TO YOU BY MOORE. WE RECOMMEND THAT YOU SUPPORT YOUR BOARD BY VOTING "FOR" THE BOARD'S NOMINEES AND "AGAINST" THE MOORE PROPOSALS.

    Your vote is important, regardless of how many shares you own. Please sign and date the accompanying WHITE proxy card and mail it in the enclosed postage prepaid envelope as promptly as possible, whether or not you expect to attend the meeting.

    Whether or not you have previously signed a proxy card sent by Moore, your Board urges you to show your support for the Board by signing, dating and promptly mailing the enclosed WHITE proxy card. By signing and dating the WHITE proxy card, you will revoke any earlier dated proxy card solicited by Moore which you may have signed. Remember, it will not help your Board to return a Moore Gold proxy card Svoting to "Withhold

Authority." Do not return any Gold proxy card sent to you by Moore. The only way to support your Board's nominees and determinations is to vote "FOR" the Board's nominees and "AGAINST" the Moore Proposals on the WHITE proxy card.

    IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, WE URGE YOU TO CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE "FOR" YOUR BOARD'S NOMINEES AND "AGAINST" THE MOORE PROPOSALS ON THE COMPANY'S WHITE PROXY CARD.

                          BACKGROUND OF RECENT EVENTS

    On or about February 16, 1995, a representative of Lazard Freres & Co. LLC ("Lazard") contacted Mr. Neele E. Stearns, Jr., a member of the Company's Board of Directors, and inquired whether a representative of the Company would be willing to meet with Mr. Reto Braun, the Chief Executive Officer of Moore, to discuss a possible business combination on a friendly basis involving Moore and the Company. Mr. Stearns replied that he would communicate with representatives of the Company and then follow up with the Lazard representative. On February 21, 1995, Mr. Stearns contacted the Lazard representative and informed him that Mr. Braun or a representative of Lazard should communicate in writing directly with Mr. Robert J. Cronin, the President and Chief Executive Officer of the Company, regarding the possibility of discussing a business combination.

    On or about February 24, 1995, Mr. Braun sent a letter to Mr. Cronin, indicating a desire to begin discussions with the Company to explore the possibility of a combination with Moore. On March 8, 1995, at a regularly scheduled meeting of the Board of Directors, the Board discussed the February 24 letter of Mr. Braun and Moore's interest in pursuing a transaction with the Company. On March 14, Mr. Cronin informed Mr. Braun by telephone that the Company was successfully pursuing its corporate strategy, saw no reason to depart from it and that, accordingly, the Company was not for sale. However, Mr. Cronin stated he was nevertheless prepared to meet with Mr. Braun if he still desired to do so. Mr. Braun stated that such a meeting was unnecessary and that the Company should "consider the situation closed."

    On April 18, 1995, Mr. Cronin and Mr. Braun met each other at an industry conference in New York City. Mr. Braun indicated that the two should meet for lunch. Mr. Cronin stated that he would be willing to have such a meeting and that Mr. Braun's secretary should check his availability with his secretary. In the following weeks, Mr. Braun's secretary contacted Mr. Cronin's secretary several times to arrange a lunch meeting for Messrs. Braun and Cronin. Ultimately the secretaries scheduled the lunch between Mr. Braun and Mr. Cronin for August 8, 1995.

    On the evening of Sunday, July 30, 1995, Mr. Braun called Mr. Cronin from New York and left a recorded message on Mr. Cronin's home answering machine stating that Moore and FRDK, Inc., a wholly owned subsidiary of Moore (the "Bidder"), would launch a tender offer for the Company. At approximately 10:30 p.m. on that Sunday evening, a messenger slipped a letter from Mr. Braun under the front door of Mr. Cronin's home. The letter confirmed that Moore and the Bidder would launch a tender offer and stated, among other things, that Moore intended to nominate three individuals for election to the Company's Board of Directors and to commence litigation against the Company. On July 31, 1995, Moore and the Bidder commenced litigation (the "Moore Action") against the Company and its directors in the United States District Court for the District of Delaware to, among other things, enjoin the Company from taking action to implement and enforce certain takeover defenses of the Company and to compel the Company to take certain action with respect to such takeover defenses. On August 2, 1995, Moore and the Bidder commenced their tender offer for all outstanding shares of the Company's Common Stock.

    Since July 30, the Company has been contacted by Moore and its advisors several times concerning arranging a meeting to discuss the Moore Offer and the possibility of a combination between Moore and the Company. The Company has determined that at this time a meeting would not be beneficial to the Company or its stockholders.

    After carefully considering in a number of meetings the Company's business, financial condition and prospects, the terms and conditions of the Moore Offer and other matters, on August 14, 1995 the Board of

Directors of the Company unanimously concluded that the Moore Offer is inadequate and not in the best interests of the Company and the stockholders and that, in light of the Company's future prospects, the interests of the stockholders will be best served by the Company remaining an independent entity. Accordingly, the Board unanimously recommended that the stockholders reject the Moore Offer and not tender their shares of Common Stock pursuant to the Moore Offer.

    On August 15, 1995, the Company commenced litigation (the "Wallace Action") against Moore and the Bidder to enjoin the Moore Offer under the federal antitrust laws and to enjoin Moore from violations of the federal securities laws.

    On August 17, 1995, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired.

    On August 28, 1995, Moore extended the Moore Offer until September 19, 1995 and announced that less than 1% of the shares of Common Stock had been tendered to it as of the initial expiration date. Moore also announced that it intended to present the Moore Proposals at the Annual Meeting.

    On September 18, 1995, Moore extended the Moore Offer until November 8, 1995 and announced that approximately 1.6% of the shares of Common Stock had been tendered to it as of September 18, 1995.

    On September 25, 1995, the Company filed a First Amended Complaint to the Wallace Action. Among other things, the First Amended Complaint added Mr. Braun as a defendant and asserts that Moore, Bidder and Mr. Braun have made false and misleading statements of fact in connection with their proxy solicitation materials. On the same day, the Company and its Board filed an Answer and Counterclaim in connection with the Moore Action. The Counterclaim brought against Moore, Bidder and Mr. Braun contains similar allegations and requests similar relief to that contained in the Wallace Action as modified by the First Amended Complaint.

    On September 27, 1995, the United States District Court for the Southern District of New York granted a motion filed by the defendants to dismiss the Wallace Action without prejudice. The Court indicated in its opinion that the Company was free to bring all of its claims in the Wallace Action as counterclaims in the Moore Action.

                WHY YOU SHOULD VOTE "FOR" YOUR BOARD'S NOMINEES
                        AND AGAINST THE MOORE PROPOSALS

    Your Board of Directors has unanimously concluded that the Moore Offer is inadequate and not in the best interests of the Company and its stockholders and that, in light of the Company's future prospects, the interests of the stockholders will be best served by the Company remaining an independent entity. In making its decision, the Board of Directors considered a number of factors, including, without limitation, the following:

         (i) The Board's familiarity with the business, financial condition, prospects and current business strategy of the Company, the nature of the business in which the Company operates and the Board's belief that the Moore Offer does not reflect the long-term values inherent in the Company.

        (ii) The opinion of the Company's management as to the Company's prospects for future growth and profitability, based on its knowledge of the Company's businesses, its views as to the long-term strategic plan, the various strategic initiatives which have been implemented over the past several years (including recent acquisitions and alliances to expand label sales, the development of new approaches in supplying office products to large organizations, new applications for imaging and personalization, and enterprise-wide approaches to electronic forms), and the acquisition and other opportunities that will be available in the future, its assessment of certain new products in various stages of development (such as linerless labels and patented direct response marketing systems), and its opinion concerning the Company's financial condition and current conditions in the businesses in which the Company operates.

        (iii) The opinion of Goldman, Sachs & Co. ("Goldman Sachs"), the Company's financial advisor, after reviewing with the Board of Directors many of the factors referred to herein and other financial criteria used in assessing an offer, that the Moore Offer is inadequate.

        (iv) Certain legal issues raised by the Moore Offer under the antitrust laws of the United States.

        (v) The numerous conditions to which the Moore Offer is subject. Twelve general conditions and many more sub-conditions must be satisfied or waived before the Bidder is obligated to consummate the Moore Offer.

        (vi) The disruptive effect consummation of the Moore Offer could have on the Company's employees, suppliers, customers and the communities where the Company operates.

    The Company's business strategy, which is based on customer service, technological leadership and product innovation, is working. Sales for fiscal year 1995 rose 21 percent, while net income before extraordinary items increased 17 percent, over the previous year. From the beginning of fiscal year 1995 to July 28, 1995 (the date immediately prior to the announcement of the Moore Offer), the Company's shares produced a 43 percent total return for stockholders. The Board and management are committed to continuing to generate real stockholder value by achieving superior revenue growth that exceeds the industry average, enhancing operating profitability and growing earnings per share. Accordingly, the Board strongly recommends that you vote against the Moore Proposals so that the Company can continue with its current successful strategy.

                               VOTING PROCEDURES

    The Board of Directors has fixed the close of business on November 3, 1995 as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were shares of Common Stock outstanding. The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

    Whether or not you plan to attend the meeting, you are urged to vote by proxy. Duly executed and unrevoked proxies received by the Company prior to the Annual Meeting will be voted in accordance with the stockholder's specifications marked thereon. If no specifications are marked thereon, the WHITE proxies distributed by your Board will be voted FOR the election of your Board's nominees and the ratification of the appointment of Arthur Andersen LLP as independent public accountants and AGAINST the Moore Proposals. Any stockholder giving a proxy may revoke it at any time prior to voting at the Annual Meeting by filing with the Secretary of the Company a duly executed revocation, by submitting a later dated proxy with respect to the same shares or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of your proxy).

    A stockholder may, with respect to the election of directors, (i) vote for the election of all three director nominees proposed by your Board, (ii) withhold authority to vote for all such director nominees or (iii) withhold authority to vote for any of such director nominees by so indicating in the appropriate space on the proxy. The Company's Bylaws provide that directors shall be elected by a plurality of the votes cast by stockholders holding shares of stock of the Company entitled to vote for the election of directors. Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.

    With respect to the Moore Proposals and the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, a stockholder may vote for or against such matters or abstain from voting. Pursuant to the Company's Bylaws (i) approval of each of the Board Removal Proposal and the Number of Directors Proposal requires the affirmative vote of stockholders holding at least 80% of the outstanding shares of Common Stock entitled to vote generally in the election of directors, (ii) approval of the Bylaw Repeal Proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting (assuming a quorum is present) and (iii) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of stockholders holding a majority of the shares of Common Stock entitled to vote. Consequently, an abstention or a broker non-vote on the Board Removal Proposal, the Number of Directors Proposal, the Bylaw Repeal Proposal or the ratification of accountants will have the effect of a negative vote.

    The proxies named in the enclosed WHITE proxy card may, at the direction of your Board of Directors, vote to adjourn the Annual Meeting to another time or place for the purpose, among other things, of soliciting additional proxies.

                                     ITEM 1
                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes and currently consists of eight directors, six of whom are not, and have not been, employees of the Company. The terms of three directors currently expire at the Annual Meeting, the terms of two directors currently expire at the 1996 Annual Meeting and the terms of three directors currently expire at the 1997 Annual Meeting. At the Annual Meeting, three directors will be elected for a term expiring at the 1998 Annual Meeting.

    Unless otherwise instructed, the proxy holders will vote the WHITE proxies received by them FOR the election of your Board's three nominees named below. If, for any reason, any of the Board's nominees listed below should cease to be a candidate for election, it is intended that all properly signed proxies in the form enclosed will be voted for a substitute nominee designated by the Board of Directors. Each of your Board's nominees listed below has consented to serve as a director, and the Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve, if elected.

      THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE BOARD'S NOMINEES
                          AS DIRECTORS OF THE COMPANY

    Moore is seeking the election of a slate of three directors that are committed to supporting a sale of the Company. The Board believes that the election of Moore's handpicked representatives to the Company's Board of Directors would conflict with the best interests of the stockholders. Your Board opposes Moore's nominees for several reasons. First, the Company's Board of Directors, along with the Company's financial advisor, Goldman Sachs, have determined that the Moore Offer is inadequate. The Board also determined that, in light of the Company's future prospects, the interests of the stockholders will be best served by the Company remaining independent. Moore's nominees for directors, having presumably determined that $56 is an adequate price for the Common Stock and indicating their support for the sale of the Company, would be hindered in objectively considering opportunities other than selling the Company at $56 per share. Second, even if Moore's nominees were elected, they could not by themselves bring about the sale of the Company unless the entire Board were removed. As a result, the election of Moore's nominees would only serve to disrupt the management of the Company and divert the Board from its pursuit of the current successful business strategy. Third, the Company and Moore are fierce competitors that vie for the same contracts. Installing directors on the Board that are loyal to Moore and its takeover attempt may jeopardize the confidentiality of the Company's business plans and seriously compromise the competitiveness of the Company. The Company needs a qualified, experienced and cohesive Board of Directors -- not a divided and contentious one.

    If the Board Removal Proposal and the Number of Directors Proposal are defeated, but Moore's nominees for directors are elected and, as a result, Mr. Cronin is not reelected as a director of the Company, the Board of Directors may, in view of the important role Mr. Cronin has played as chief executive officer, determine to increase the number of directors of the Company by one, as permitted by the Bylaws of the Company, and elect Mr. Cronin to fill the vacancy created by such increase.

THE BOARD'S NOMINEES

    The following sets forth information on your Board's nominees for election as directors at the Annual Meeting.

                                                                                                BOARD COMMITTEE
     NAME AND AGE           PRINCIPAL OCCUPATION FOR PAST FIVE YEARS        DIRECTOR SINCE        MEMBERSHIP
----------------------  -------------------------------------------------  -----------------  -------------------
Robert J. Cronin (50)   President and Chief Executive Officer of the       November 11, 1992  Executive
                        Company since November 11, 1992. President and
                        Chief Operating Officer of the Company from June
                        1, 1992 until November 11, 1992. Senior Vice
                        President -- Sales of the Company from November
                        14, 1990 until June 1, 1992, and Vice President
                        -- Sales of the Company from November 16, 1988
                        until November 14, 1990. Previously held various
                        sales management positions within the Company's
                        Business Forms Division
R. Darrell Ewers (62)   Retired Executive Vice President of Wm. Wrigley    January 20, 1993   Audit and
                        Jr. Company, a manufacturer of chewing gum (1)                         Compensation
Neele E. Stearns, Jr.   Former President and Chief Executive Officer of    January 17, 1990   Audit
(59)                    CC Industries, Inc., a holding company with
                        operations in home furnishings, casual furniture
                        and envelope manufacturing, and real estate
                        development and management (2)

DIRECTORS CONTINUING IN OFFICE

    The following sets forth information on the incumbent directors of the Company with terms expiring at either the 1996 Annual Meeting or the 1997 Annual Meeting.

                                                                                                BOARD COMMITTEE
     NAME AND AGE           PRINCIPAL OCCUPATION FOR PAST FIVE YEARS        DIRECTOR SINCE        MEMBERSHIP
----------------------  -------------------------------------------------  -----------------  -------------------

DIRECTORS WITH TERMS EXPIRING AT 1996 ANNUAL MEETING

Richard F. Doyle (67)   Retired Senior Vice President -- Finance &         October 26, 1971   Audit (Chairman)
                        Administration of Texas Oil & Gas Corp., a                             and Executive
                        developer of oil and gas interests
William E. Olsen (67)   Independent Consultant. Retired President and      June 20, 1979      Compensation
                        Chief Executive Officer of IGA, Inc., a food
                        wholesaler and retailer

DIRECTORS WITH TERMS EXPIRING AT 1997 ANNUAL MEETING

Theodore Dimitriou      Chairman of the Board of the Company. Chief        November 1, 1972   Executive
(69)                    Executive Officer of the Company until November                        (Chairman)
                        11, 1992, and President of the Company until
                        April 3, 1990. Interim President of the Company
                        from January 15, 1992 to June 1, 1992 (3)
Fred F. Canning (71)    Retired President and Chief Operating Officer of   January 12, 1984   Compensation
(4)                     Walgreen Co., a drug store chain                                       (Chairman) and
                                                                                               Executive
William N. Lane III     Chairman, President and Chief Executive Officer    January 17, 1990   Compensation
(52)                    of Lane Industries, Inc., a holding company with
                        operations in office machines, hotels, ranching
                        and radio broadcasting (5)

------------------------------
(1)  Mr. Ewers is also a director of Wm. Wrigley Jr. Company.
(2)  Mr. Stearns is also a director of Maytag Corporation.
(3) Mr. Dimitriou is also a director of Walgreen Co. and General Binding Corporation.
(4) Pursuant to the Company's director age policy, Mr. Canning will serve as a director only until the 1996 Annual Meeting.
(5)  Mr. Lane is also a director of General Binding Corporation.

    It is the policy of the Company that no person may serve as a director past the month in which he reaches age 70, except that any person who was a director on November 7, 1984 (which includes Messrs. Canning, Dimitriou, Doyle and Olsen), may serve as a director through the month in which he reaches age 72. The Board of Directors may, in its discretion, allow a director to continue to serve after the month in which he reaches age 70 or 72, as the case may be, until the next Annual Meeting. Mr. Canning will reach age 72 on April 1, 1996. In accordance with the Company's director age policy, Mr. Canning will serve as a director only until the 1996 Annual Meeting. It is anticipated that a replacement director will be elected at the 1996 Annual Meeting to fill the remainder of Mr. Canning's term.

    The Company's Bylaws permit nominations for election of directors to be made by the Board of Directors, by a nominating committee of the Board of Directors (there currently is no such committee) or by any stockholder having the right to vote generally in the election of directors. However, the Bylaws provide that, in the case of any nomination by a stockholder at an annual meeting, written notice (containing certain required information) of the stockholder's intention to make the nomination must be given to the Secretary of the Company not later than 90 days prior to the annual meeting. The chairman of an annual meeting may refuse to acknowledge the nomination of any person that is not made in compliance with the procedures set forth in the Bylaws.

MEETINGS OF THE BOARD AND ITS COMMITTEES

    During fiscal year  1995, the Board  of Directors met  six times, the  Audit
Committee met twice, the Compensation Committee met three times and the Executive Committee met twice. There is no nominating committee. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and its Committees on which he served during fiscal year 1995.

    The Audit Committee, consisting of three non-employee directors, is responsible for recommending to the Board of Directors the appointment of independent public accountants (subject to ratification by the stockholders); reviewing the fees charged by the Company's independent public accountants; reviewing the Company's annual financial statements prior to submission to the Board of Directors; reviewing the scope and results of the Company's annual audits; and certain other matters concerning the Company's accounts and financial affairs as specified in the Company's Bylaws.

    The Compensation Committee, consisting of four non-employee directors, is responsible for reviewing and recommending to the Board of Directors the salaries of officers and key managers of the Company; reviewing and recommending incentive bonus, stock option, retirement, and welfare plans and programs for officers and key managers of the Company; and certain other matters concerning the performance and compensation of the Company's management employees as specified in the Company's Bylaws. Qualified members of the Compensation Committee also serve as the Salary, Bonus and Option Committee under the Company's Executive Incentive Plan and as the committee of the Company's Board of Directors that administers the Company's 1989 Stock Option Plan.

    The Executive Committee is authorized, subject to certain limitations imposed by law and in the Company's Bylaws, to exercise the powers and authority of, and act in lieu of, the Board of Directors in the management and direction of the Company's business and affairs.

COMPENSATION OF DIRECTORS

    Each director receives an annual director's fee of $20,000. Each director also receives a fee of $800 plus expenses for each meeting of the Board of Directors and its Committees that he attends.

    The Company has a Retirement Plan for outside directors pursuant to which outside directors (which include all directors other than Mr. Cronin and Mr. Dimitriou) will be eligible to receive benefits when they complete five years of service as outside directors. All outside directors, with the exception of Mr. Ewers, have completed five years of service as outside directors and are participants in the Retirement Plan. The annual retirement benefit payable to each participating director is equal to the annual director's fee in effect on his retirement date. Retirement benefits commence upon the retirement of a participating director, continue for the lesser of ten years or the number of years of service as an outside director, and cease upon the death of the participating director. Because the actual retirement benefits to be received by each participating director will be based upon the annual director's fee in effect on his retirement date and the period of time during which he serves as an outside director, the amount of the retirement benefits to be paid to participating outside directors cannot be calculated prior to retirement. As of the end of fiscal year 1995, the Company has accrued the estimated amount of retirement benefits under the Retirement Plan.

    The Company established a Deferred Compensation/Capital Accumulation Plan for Directors for each of calendar years 1988, 1993, 1994 and 1995 in which all incumbent directors were eligible to participate. For the 1995 Plan, Messrs. Canning, Dimitriou, Doyle, Ewers and Stearns elected to participate. For the 1994 Plan, Messrs. Canning, Dimitriou, Doyle and Ewers elected to participate. For the 1993 Plan, Messrs. Canning, Doyle and Ewers elected to participate. For the 1988 Plan, only Mr. Olsen elected to participate. Each participating director was allowed to elect to defer up to 100% of his director's and meeting fees. Subject to certain conditions, the amount of fees deferred bears interest, compounded annually at 12% per annum for amounts deferred under the 1993, 1994 and 1995 Plans and 16% per annum for amounts deferred under the 1988 Plan. A participating director is entitled to receive payment of the undistributed amount of his deferral account in either fifteen annual installments beginning at age 65 or, if a participating director so elects, in ten annual installments beginning at age 70 or age 72. If a participating director has not previously begun to receive installment payments from his deferral account, he will receive an interim distribution from his deferral account in both the seventh and the eighth years following the deferral year in an amount equal to the amount of fees that he deferred.

                                     ITEM 2
                              THE MOORE PROPOSALS

    The Company has been advised that a wholly owned subsidiary of Moore intends to present the following resolutions at the Annual Meeting:

BOARD REMOVAL PROPOSAL

    "RESOLVED: That all of the directors of Wallace Computer Services, Inc. ("Wallace") other than Curtis A. Hessler, Albert W. Isenman III and Robert
    P. Rittereiser, if then directors of Wallace, be removed without cause, effective at the time this resolution is approved."

    THE COMPANY'S BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE AGAINST THIS BOARD REMOVAL PROPOSAL.

NUMBER OF DIRECTORS PROPOSAL

    "RESOLVED: That the Amended and Restated Bylaws (the "Bylaws") of Wallace, be and they hereby are amended, effective at the time this resolution is approved, by amending the first sentence of Section 3.2(a) of the Bylaws in its entirety to read as follows:

    Section 3.2. Number, Election, Tenure and Qualifications; Stockholder Nominations; Vacancies; Removal; Resignation.

    (a) Number, Election, Tenure and Qualifications. Subject to any special rights of the holders of preferred stock to elect additional directors, the Board of Directors shall consist of five members."

    THE COMPANY'S BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE AGAINST THIS NUMBER OF DIRECTORS PROPOSAL.

BYLAW REPEAL PROPOSAL

    "RESOLVED: That each provision of the Bylaws or amendment thereto adopted by the Board of Directors of Wallace without the approval of stockholders subsequent to February 15, 1995 and prior to the approval of this resolution be, and it hereby is, repealed, effective at the time this resolution is approved."

    THE COMPANY'S BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE AGAINST THIS BYLAW REPEAL PROPOSAL.

        For the reasons set forth below, your Board of Directors is unanimously opposed to each of the Moore Proposals:

        The Board of Directors has determined that the Moore Offer is inadequate and not in the best interests of the Company and its stockholders. If the Board Removal Proposal and the Number of Directors Proposal are approved, the Moore nominees would control the Board and would be able, together with Moore, to take action to satisfy most of the conditions to the Moore Offer and thereby sell the Company for $56 per share. Moore has determined that $56 per share is an adequate price for the Common Stock of the Company. Presumably Moore's nominees are in agreement. Thus, a vote for the Removal Proposal and the Number of Directors Proposal is essentially a vote to give control of the Board to Moore, and to sell the Company for as little as $56 per share.

        The Board believes that the interests of the Company and its stockholders will be best served by retaining the Company's current Directors, who will act on behalf of the Company and its stockholders independently of the interests of Moore. If all of the current Directors are removed, the Board believes Moore's nominees for directors will act in a manner consistent with the interests of Moore, the Company's fiercest competitor. Your Board believes Moore's interests are to acquire the Company at the lowest possible cost to Moore and at the lowest possible price for the Company's stockholders. This is inconsistent with your interests as stockholders of the Company.

        The effect of the Bylaw Repeal Proposal would be to repeal the notice provision (the "Notice Provision") in the Bylaws of the Company which requires that, under most circumstances, a stockholder of the Company desiring to introduce business at any annual meeting of the Company deliver notice to the Secretary of the Company not later than sixty, and not earlier than ninety, days in advance of such meeting. The Board of Directors adopted the Notice Provision, like many companies have, to provide an orderly procedure for conducting annual meetings of stockholders and to allow the stockholders to be reasonably informed when matters are brought before them at the Annual Meeting.

    ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" EACH OF THE MOORE PROPOSALS.

                                     ITEM 3
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for fiscal year 1996.

    Arthur Andersen LLP has served as the Company's independent public accountants since fiscal year 1960. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and such representatives will be available to respond to appropriate questions from the stockholders.

                                     ITEM 4
                                 OTHER MATTERS

    The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those listed in the notice of the meeting. However, if any other matters do come before the Annual Meeting, it is intended that the holders of proxies solicited by the Board of Directors will vote on such other matters at their discretion in accordance with their best judgment.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the cash compensation and certain other components of compensation for fiscal years 1995, 1994 and 1993 for the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal year ended July 31, 1995:

                          SUMMARY COMPENSATION TABLE*

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                   ------------
                                             ANNUAL COMPENSATION    SECURITIES    ALL OTHER
                                    FISCAL  ---------------------   UNDERLYING   COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR   SALARY (1)  BONUS (1)  OPTIONS (2)      (3)(5)
  --------------------------------  ------  ----------  ---------  ------------  ------------
  Robert J. Cronin (4)               1995   $  355,000  $ 262,000      19,000    $    71,149
   President and Chief               1994      318,750    194,077      10,000         56,160
   Executive Officer                 1993      293,750    150,530       6,000         40,093
  Michael O. Duffield                1995      200,125    113,960      11,400         17,316
   Senior Vice President/            1994      182,750    101,079       4,900         15,411
   Operations                        1993      165,000     35,424       3,100         12,875
  Michael J. Halloran                1995      195,625     83,370       7,900         27,151
   Vice President/Chief              1994      185,250     91,960       4,400         19,222
   Financial Officer/                1993      177,400     36,307       3,000         18,790
   Assistant Secretary
  Bruce D'Angelo                     1995      179,000     76,440       7,900         18,834
   Vice President/Sales              1994      162,500     69,347       4,000         14,467
                                     1993      145,000     51,260       3,500         10,913
  Michael T. Leatherman              1995      175,583     71,400      12,900         19,215
   Senior Vice President/            1994      157,000     77,661       4,500         13,816
   Chief Information Officer         1993      148,675     33,982       3,400         15,414

------------------------
 * There were no Restricted Stock Awards, SARS or LTIP Payouts during the three most recent fiscal years.
(1) Compensation deferred at the election of the executive officer pursuant to Deferred Compensation/Capital Accumulation Plans established by the Company for the calendar years 1995, 1994 and 1993 is included in the relevant salary and bonus columns.
(2) Represents the number of shares of the Company's Common Stock for which options were granted to each executive officer for fiscal years 1995, 1994 and 1993 under the Company's 1989 Stock Option Plan. Stock options granted to each executive officer for fiscal year 1995 were approved and granted by the Compensation Committee on September 6, 1995.

(3)  All  Other  Compensation  includes  (a)  Company  contributions  under  the
     Company's Profit  Sharing and  Retirement Plan,  (b) Company  contributions under  the Company's Supplemental Profit  Sharing Plan and (c) above-market accrued interest  on compensation  deferred  under the  Company's  Deferred
     Compensation/Capital  Accumulation  Plan to  the  extent that  such accrued interest  exceeds  interest  that  would  have  accrued  on  such  deferred
     compensation   at  market  interest   rates.  The  amounts   of  All  Other
     Compensation for each of the three components above were as follows:

       FISCAL YEAR 1995

                  PROFIT SHARING     SUPPLEMENTAL
                  AND RETIREMENT    PROFIT SHARING     ABOVE-MARKET
                       PLAN              PLAN        ACCRUED INTEREST
                 ----------------  ----------------  ----------------
Mr. Cronin       $      15,047        $   24,367     $       8,385
Mr. Duffield            13,107             1,879             2,330
Mr. Halloran            15,046             6,946             5,159
Mr. D'Angelo            13,107             3,368             2,359
Mr. Leatherman          13,107             1,361             4,747

       FISCAL YEAR 1994

                  PROFIT SHARING     SUPPLEMENTAL
                  AND RETIREMENT    PROFIT SHARING     ABOVE-MARKET
                       PLAN              PLAN        ACCRUED INTEREST
                 ----------------  ----------------  ----------------
Mr. Cronin       $      18,874        $   10,407     $       5,679
Mr. Duffield            13,879          --                   1,532
Mr. Halloran            15,407          --                   3,815
Mr. D'Angelo            13,113          --                   1,354
Mr. Leatherman          11,040          --                   2,776

       FISCAL YEAR 1993

                  PROFIT SHARING     SUPPLEMENTAL
                  AND RETIREMENT    PROFIT SHARING     ABOVE-MARKET
                       PLAN              PLAN        ACCRUED INTEREST
                 ----------------  ----------------  ----------------
Mr. Cronin       $      18,309        $    5,494     $       3,665
Mr. Duffield            12,214          --                     661
Mr. Halloran            15,979          --                   2,811
Mr. D'Angelo            10,410          --                     503
Mr. Leatherman          14,163          --                   1,251

(4) On November 11, 1992, Mr. Cronin was promoted to Chief Executive Officer of the Company from Chief Operating Officer.

(5) Director and meeting fees earned by Mr. Cronin as a director of the Company are $23,350, $21,200 and $12,625 for calendar years 1995, 1994 and 1993, respectively, and are included in All Other Compensation.

OPTION GRANTS FOR FISCAL YEAR 1995

    The following table sets forth information with respect to options granted for fiscal year 1995 to purchase shares of the Company's Common Stock under the Company's 1989 Stock Option Plan to the five executive officers listed in the Summary Compensation Table.

                       OPTION GRANTS FOR LAST FISCAL YEAR

                            NUMBER OF     PERCENT OF
                           SECURITIES    TOTAL OPTIONS
                           UNDERLYING     GRANTED TO     EXERCISE OR                        GRANT DATE
                             OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION DATE     PRESENT VALUE
          NAME             GRANTED (1)    FISCAL YEAR    ($/SH.) (1)         (1)                (2)
-------------------------  -----------  ---------------  -----------  ------------------  ---------------
Robert J. Cronin               19,000          13.8%      $  57.875         9/6/05          $   391,970
Michael O. Duffield            11,400           8.3%         57.875         9/6/05              235,182
Michael J. Halloran             7,900           5.7%         57.875         9/6/05              162,977
Bruce D'Angelo                  7,900           5.7%         57.875         9/6/05              162,977
Michael T. Leatherman           7,900           5.7%         57.875         9/6/05              162,977
Michael T. Leatherman           5,000           3.6%         32.875         3/8/05               44,950

------------------------
(1) Under the terms of the Company's 1989 Stock Option Plan, options can be either tax-favored incentive stock options or non-qualified stock options. Tax-favored incentive stock options must have an option price not less than 100% of market value on the date of grant. Non-qualified stock options may have an option price not less than 85% of market value on the date of grant; however, no options have been granted to date at an option price less than 100% of market value on the grant date. Options become exercisable as to 40% of the shares one year after the grant date and as to the remaining 60% of the shares two years after the grant date; however, the Compensation Committee has the authority to accelerate the exercisability of an option. Options may be granted with exercise periods up to ten years. All options granted to date have had an exercise period of ten years from the grant date.

(2) The Black-Scholes option pricing method has been used to calculate the present value of options as of the date of grant. The model assumptions include: (a) an option term of 5.58 years, which represents the weighted average (by number of option shares) over the past ten years of the length of time between the grant date of options and the exercise date of such options for the listed executive officers; (b) an interest rate equal to the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option term; (c) a volatility factor calculated using monthly stock prices for the Company's Common Stock for the 3 years (36 months) prior to the grant date; and (d) a dividend rate of $.715 per share, which was the total amount of dividends paid with respect to a share of the Company's Common Stock in fiscal year 1995.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information with respect to the exercise in fiscal year 1995 of options to purchase shares of the Company's Common Stock granted under the Company's 1989 Stock Option Plan by the five executive officers listed in the Summary Compensation Table. In addition, this table includes the fiscal year-end number and value of unexercised options held by each listed executive officer.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED     IN-THE- MONEY OPTIONS AT
                             NUMBER OF SHARES                    OPTIONS AT 7/31/95              7/31/95 (2)
                                ACQUIRED ON        VALUE     --------------------------  ---------------------------
           NAME                  EXERCISE       REALIZED (1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------  -----------------  -----------  -----------  -------------  ------------  -------------
Robert J. Cronin                     3,841       $  49,453       49,559        13,600    $  1,790,126   $   356,200
Michael J. Duffield                 --              --           19,240         6,760         673,705       177,370
Michael J. Halloran                --               --            9,200         6,200         316,650       163,100
Bruce D'Angelo                     --               --            6,400         6,100         215,050       161,950
Michael T. Leatherman              --               --            7,360        11,540         254,120       300,180

------------------------
(1) Value realized equals the aggregate amount of the excess of the fair market value on the date of exercise over the relevant exercise price(s).

(2) Value of unexercised in-the-money options is calculated as the aggregate difference between the fair market value of $58.38 per share (which was the closing price of the Company's Common Stock as reported in the New York Stock Exchange Composite Transactions for July 31, 1995) over the relevant exercise price(s).

LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 1995

    The following table sets forth information with respect to awards made for fiscal year 1995 under the Company's Long-Term Performance Plan to the five executive officers listed in the Summary Compensation Table.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                         PERFORMANCE OR
                            NUMBER OF     OTHER PERIOD       ESTIMATED FUTURE
                             SHARES,          UNTIL       PAYOUTS UNDER NON-STOCK
                             UNITS OR     MATURATION OR     PRICE- BASED PLANS
          NAME             OTHER RIGHTS    PAYOUT (1)             MAXIMUM
-------------------------  ------------  ---------------  -----------------------
Robert J. Cronin                --          11/01/97            $   309,000
Michael O. Duffield             --          11/01/97                 232,000
Michael J. Halloran             --          11/01/97                 154,000
Bruce D'Angelo                  --          11/01/97                 154,000
Michael T. Leatherman           --          11/01/97                 193,000

------------------------
(1) Pursuant to the Long-Term Incentive Plan, payouts for 1995 awards (as adjusted to reflect the results of fiscal years 1996 and 1997) must occur prior to December 1, 1997; however, based on past practice, the Company anticipates that such payouts will occur on or about November 1, 1997.

    In fiscal year 1995, the Company introduced a Long-Term Performance Plan, the purpose of which is to provide incentive compensation to certain key employees in a form which relates the financial reward to an increase in the value of the Company to its stockholders. In general, the Company's net operating profit after taxes (with the cost of inventories determined on a first-in, first-out ("FIFO") basis) is reduced by a capital charge, which is intended to represent the return expected by stockholders and debt holders of the Company. The participants in the plan are awarded a predefined percentage of the excess or deficit of the net operating profit after taxes (with the cost of inventories determined on a FIFO basis) less the capital charge. Each participant's award is deferred for a period of two years during which the results of the following two years are added to or subtracted from the amount awarded. After the completion of the second year following the award year, the participant is paid the lesser of the initial award or the adjusted amount. The Plan does not provide for any threshold or target award amounts.

    For the awards made for fiscal year 1995, as reflected in the table above, the participant will receive the full award amount shown in cash following the Company's fiscal year 1997, provided that the results of fiscal years 1996 and 1997 do not cause a net reduction to the fiscal year 1995 award. A plan participant immediately prior to the occurrence of a Material Change (as defined in the Long-Term Performance
Plan) will be entitled to receive payment of such participant's accrued award under the Long-Term Performance Plan if, at any time during the two-year period beginning with the date that the Material Change occurs, such participant's employment with the Company terminates for any reason other than cause. A "Material Change" as defined in the Long-Term Performance Plan includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Company's Common Stock, the election of directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by, the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a "Material Change" for purposes of the Plan.

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE-OF-CONTROL
ARRANGEMENTS

    The Company has entered into an Employment Agreement, dated as of January 1, 1995, with Mr. Cronin pursuant to which Mr. Cronin will be employed as the Company's President and Chief Executive Officer until December 31, 1999. The employment agreement provides for Mr. Cronin to be paid a base salary of at least $365,000 per year and, at the Company's discretion, annual bonuses may be awarded to Mr. Cronin under the Company's Executive Incentive Plan or otherwise. In the event of a Material Change (as defined in such agreement), Mr. Cronin, for his continued employment, will be paid for each fiscal year during the remainder of the term of the employment agreement an annual bonus equal to an amount not less than the average annual bonus awarded to Mr. Cronin for the last two fiscal years preceding the fiscal year in which the Material Change occurs. A "Material Change" as defined in Mr. Cronin's agreement includes the acquisition of beneficial ownership of 50% or more of the outstanding shares of the Company's Common Stock, the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to be a "Material Change" for purposes of the employment agreement. At the election of Mr. Cronin, his annual bonus for any fiscal year may be deferred and paid, with interest (based on the rate paid on 90-day bank certificates of deposit), in 120 equal monthly installments following the termination of his employment. The employment agreement also provides that, if Mr. Cronin should become disabled during the term of his employment, he will be paid 50% of his base salary then in effect for the remainder of the employment term or until his death, whichever occurs first. In the event of a Material Change, Mr. Cronin may elect to terminate his services if (i) the Company fails to continue to employ Mr. Cronin in the same capacity in which he was employed immediately prior to the Material Change, (ii) the Company impedes or otherwise fails to permit Mr. Cronin to exercise fully and properly his duties and responsibilities or (iii) the Company fails to pay Mr. Cronin's base salary or award to him an annual bonus when due. In the event Mr. Cronin elects to terminate his services pursuant to the preceding sentence, Mr. Cronin will be entitled to a termination payment equal to the present value of the minimum base salary, bonuses and other compensation to which he would have been entitled if he had continued in the employ of the Company through the last day of the term of the employment agreement. In the event that, in connection with a Material Change, the termination payment or any other amounts payable to Mr. Cronin or certain of his beneficiaries is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax or assessment (collectively, "Excise Taxes"), the Company shall pay the amount necessary to reimburse Mr. Cronin or his beneficiaries, as the case may be, for (i) all Excise Taxes that may be imposed and (ii) any and all income and other taxes that may be imposed on Mr. Cronin or his beneficiaries under clause (i) above or under this clause (ii). Subject to certain limitations, during the term of the employment agreement, Mr. Cronin and his dependents will receive all benefits, and may participate in other plans and programs, which executive employees of the Company are entitled to receive or in which they are entitled to participate. In addition, subject to certain limitations, Mr. Cronin and his wife will be entitled to reimbursement of all medical expenses they may incur during Mr. Cronin's lifetime. The employment agreement also provides for Mr. Cronin to receive a monthly supplemental retirement benefit in an amount up to 50% of his average monthly compensation from the Company for the last sixty months of his full-time employment, reduced by his monthly social security retirement benefits and the monthly amount payable under a single life annuity equal to the value of all other amounts payable under any retirement plan or program of the Company (other than amounts attributable to his contributions). Subject to certain limitations, during the term of the employment agreement and for a period of two years after the later to occur of (i) the end of the term of the employment agreement and (ii) the termination of Mr. Cronin's employment for any reason, Mr. Cronin has agreed not to, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected with the ownership, management, operation or control of, any entity which is directly engaged in any business or activity directly competitive with any business of the Company.

    The Company has entered into an agreement with Mr. Dimitriou pursuant to which Mr. Dimitriou shall serve the Company, and the Company shall employ Mr. Dimitriou, as a consultant until August 31, 1998, or such earlier date (subject to certain conditions) as Mr. Dimitriou may elect. Mr. Dimitriou is required to devote at least 20% of his business time and energies to the Company and its subsidiaries. Pursuant to such agreement, Mr. Dimitriou is paid a consulting fee at a rate of not less than $100,000 per annum. In addition, the agreement provides for Mr. Dimitriou to receive a supplemental retirement benefit which supplements retirement benefits provided under social security and the Company's Profit Sharing and Retirement Plan and Supplemental Profit Sharing Plan so that he can anticipate receiving a retirement income equal to 50% of the average monthly compensation he received during the last sixty months of his full-time employment. The supplemental retirement benefit for Mr. Dimitriou is $130,560 per year. After a Material Change (as defined below), Mr. Dimitriou may (as a result of changes in his title, duties and responsibilities, interference with the performance of his duties and responsibilities, or failure to be paid compensation or receive benefits) elect to terminate his services and receive a termination payment in an amount equal to the discounted present value of the minimum compensation he would have been entitled to receive under the agreement until his 70th birthday, as well as lump sum distributions of his deferred bonuses (and related interest) and his supplemental retirement benefit. A "Material Change" as defined in Mr. Dimitriou's agreement includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Company's Common Stock, the election as directors representing one-fourth or more of the Company's Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to be a "Material Change" for the purposes of the agreement.

    The Company has adopted an Executive Severance Pay Plan, in which Mr. Cronin, Mr. Duffield, Mr. Halloran, Mr. D'Angelo and Mr. Leatherman are Level II Participants and certain other executive employees are either Level I Participants or Level II Participants. The Executive Severance Pay Play provides for each participant to receive a severance benefit of either one (in the case of Level I Participants) or two (in the case of Level II Participants) times the participant's annual compensation if the participant's employment with the Company and its subsidiaries voluntarily or involuntarily terminates at any time during the two-year period after the occurrence of a Material Change (as defined in the Executive Severance Pay Play) for any reason other than Cause (as defined in the Executive Severance Pay Play). A "Material Change" as defined in the Executive Severance Pay Play includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Company's Common Stock, the election as directors representing one-half or more of the Company's Board of Directors of persons who were not nominated or recommended by, the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to be a "Material Change" for the purposes of the Executive Severance Pay Play. Participants in the Company's Executive Severance Pay Plan may also be entitled to receive a severance benefit under the Company's Employee Severance Pay Plan, which provides a severance benefit to non-union employees of the Company and its subsidiaries based upon length of service in the event that a participant's employment is involuntarily terminated without cause within a period of two years after the occurrence of a Material Change (as such terms are defined in the Executive Severance Pay Play); however, any severance benefit provided under the Company's Employee Severance Pay Plan is reduced by any severance benefit under the Executive Severance Pay Plan, and, in most cases, the severance benefit provided under the Executive Pay Plan would exceed the severance benefit provided under the Company's Employee Severance Pay Plan.

    The Company's Long-Term Performance Plan, Executive Incentive Plan, Employee Severance Plan and Deferred Compensation/Capital Accumulation Plans each contain provisions which provide for accelerated benefits or vesting under certain specified circumstances in the event of a change of control of the Company. The Company's Profit Sharing and Retirement Plan, which covers all full-time employees of the Company (other than employees covered by collective bargaining agreements) who have completed one year of service, has a provision that is intended to preserve and protect the Plan assets for the benefit of participant's in the event of a change in control or other similar material change with respect to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Dimitriou, the Chairman of the Board of the Company, serves on the Board of Directors of General Binding Corporation. Mr. Lane, who is the Chairman of the Board of General Binding Corporation, serves on the Compensation Committee of the Company. Mr. Dimitriou does not serve on the Compensation Committee of General Binding Corporation.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") consists of four non-employee members of the Board of Directors. The Committee is responsible for reviewing and recommending to the Board of Directors the compensation of officers and key management personnel of the Company. Under the supervision of the Committee, the Chairman of the Board and the Chief Executive Officer define the Company's compensation philosophy and objectives and develop compensation plans to achieve those objectives.

    The Company's compensation philosophy and objectives as they relate to executives are to (a) include those individuals who are officers or are in other key management positions that have a direct effect on profits, (b) adequately compensate those individuals at levels which are competitive with similar positions in other companies, and (c) provide methods of compensation that both retain executives in the long-term and offer incentives in a manner that enhances stockholder value.

COMPENSATION OF EXECUTIVE OFFICERS

    In the case of Mr. Cronin, compensation is governed by the terms described below and as set forth in his employment agreement with the Company (which is described under the heading "Employment Contracts and Termination, Severance and Change-of-Control Arrangements"). Compensation of executive officers for fiscal year 1995 was structured to consist of the following elements:

    BASE SALARY -- Base salary is intended to provide a sufficient level of compensation to attract and retain qualified management. Base salary ranges are based on comparative compensation surveys supplied by professional compensation consultants. The surveys compare the evaluated position to positions of equal responsibilities at companies of similar size and complexity. Base salary increases are determined based on the incumbent's performance in the position as measured by performance objectives established at the beginning of the fiscal year. The Company's salaries generally fall at median levels of the established range. Salary increases for executive officers generally range from four to seven percent depending on the evaluation of the executive's performance and the executive's salary relative to the established salary range. The Committee believes that the Company's direct competitors for executive talent are not limited to the companies that would be included in a peer group. Thus, the survey comparison group is not the same as the peer group used in the performance graph under the heading "Performance Graph."

    INCENTIVE BONUSES -- The Committee and Board of Directors adopted two new incentive bonus plans that began in fiscal year 1995. The intent of the plans is to provide incentive compensation in a form that aligns the employee's financial reward to the financial results of the Company. The two plans are the Annual Bonus Plan and the Long-Term Performance Plan.

    ANNUAL BONUS PLAN -- The Annual Bonus Plan is a cash bonus in which the actual payout is determined based upon a matrix that measures the level of the Company's return on investment ("ROI"), and the percentage of completion an executive achieves on predefined individual performance objectives. In the Annual Bonus Plan, executives are targeted to receive a bonus of 25% to 45% of base salary (Mr. Cronin is targeted at 45%). The targeted bonus is achieved if the Company's ROI is equal to the budgeted ROI established at the beginning of the year, and the executive achieves 75% of the executive's individual performance objectives. Individual performance objectives generally relate to financial goals and operational goals that relate to the executive's specific responsibilities. Objectives are assigned point values. The percentage of points achieved to total points available determines the percentage of achievement. Generally, financial goals include measures such as the level of sales, the level of operating expenses, and the utilization/turnover of assets. Operational objectives generally relate to the development and implementation of major products, programs or projects. An executive's actual bonus can be increased or decreased from target depending on the Company's actual ROI and the executive's individual performance objective achievements. The maximum actual bonus can be 160% of target, provided the actual ROI exceeds 110% of targeted ROI and the executive achieves at least 90% of the individual performance objective points. The minimum actual bonus can be 20% of target, provided the actual ROI is 90% of targeted ROI and the executive achieves at least 45% of the individual performance objective points. No bonus will be earned if either the actual ROI is less than 90% of targeted ROI or the executive achieves less than 45% of the individual performance objective points. Actual bonus awards for 1995 ranged from 60% to 160% of targeted bonuses. The Company's ROI for fiscal year 1995 was 114% of targeted ROI.

    LONG-TERM PERFORMANCE PLAN -- The Long-Term Performance Plan is a rolling three year plan that compensates executives for Company performance in excess of the Company's weighted cost of capital. The Company's weighted cost of capital is intended to equal the theoretical return expected by stockholders and debt holders of the Company. In general, the Company's net operating profit after taxes (with the cost of inventories determined on a FIFO basis) is reduced by a capital charge (the company's average investment multiplied by the Company's weighted cost of capital). The net result is an excess or deficit of net operating profit after taxes. The participants in the plan receive an award equal to a predefined percentage of the excess or deficit of the net operating profit after taxes. Mr. Cronin's predefined percentage for fiscal 1995 equaled two percent. The aggregate percentage for all participants (including Mr. Cronin) approximated 9.7% in fiscal year 1995. Participant award amounts are banked for a period of two years during which the results of the following two fiscal years are added to or subtracted from the amount banked. After the completion of the second year following the award year, the participant is paid the lesser of the initial award (assuming the initial award was positive), or the amount in the bank. For awards made in fiscal year 1995, the participant will receive the full award amount in cash during the Company's fiscal year 1998, provided that the results of fiscal years 1996 and 1997 do not cause a net reduction to the fiscal year 1995 award.

    DEFERRED COMPENSATION/CAPITAL ACCUMULATION PLAN -- The Deferred Compensation/Capital Accumulation Plan (the "CAP") is intended to motivate executive officers and employees in certain key management positions to remain in the employment of the Company, thus providing the Company with a qualified and stable executive team to achieve its long-term goals. The CAP allows participants to elect to defer up to 20% of their salary and cash bonus. A CAP has been in effect for each calendar year since 1988, with the exception of 1992. The deferred amount bears interest at a rate determined by the Committee, and has ranged between 12% and 16% per annum. The Committee elected 12% for the 1995 Plan. If a participant remains in the continuous employment of the Company for a period of seven years after the year of deferral, an interim distribution equal to the amount deferred will be made from the participant's deferral account. A second interim distribution equal to the first interim distribution will be made to each participant who remains in the continuous employment of the Company for a period of eight years after the year of deferral. Most participants will also receive additional distributions beginning at age 65. A participant whose employment terminates prior to retirement receives a lump-sum distribution equal to the amount deferred plus interest between 6% and 8%, less the amount of any interim distributions. The Company has purchased for its account life insurance on the participants, which is expected to be sufficient to fund distributions under the Plan.

    STOCK COMPENSATION -- Stock compensation is intended to provide a longer term reward to executives for sound Company performance and to align the interests of the executive more closely with those of the stockholders by increasing management stock ownership. The Company provides stock compensation via two plans, the 1989 Stock Option Plan (the "Option Plan") and the Employee Stock Purchase Plan (the "ESP"). The Committee administers the Option Plan pursuant to which options to purchase shares of the Company's Common Stock are granted to executive officers and other key members of management. Options under the Option Plan become exercisable as to 40% of the shares one year after grant and the remaining 60% of the shares become exercisable two years after grant; however, the Committee has the authority to accelerate the exercisability of any option. The Committee determines the number of options to be granted based upon a matrix similar to the annual bonus matrix that utilizes the same performance measures. The Committee also considers comparative information including the number of stock grants made by similar companies.

    The ESP is available to all employees of the Company who have completed at least one year of service. Under the Plan, employees electing to participate may purchase shares of the Company's Common Stock at an exercise price equal to the lower of (a) 85% of the mean market value on the first day of the offering period or (b) 85% of the mean market value on the last day of the offering period. The offering period is a six-month period beginning on January 1 and July 1 of each year. Participating employees may purchase stock equal to the lesser of (a) shares having a market value of no more than 10% of the participant's base salary or (b) shares having a market value of $25,000 (market value is determined using the market price of the stock as of the first day of the offering period). In addition to the two stock compensation plans, on November 1, 1994, the Board of Directors permitted officers and other key management personnel the opportunity to convert their deferred cash bonus balances under the Company's Executive Incentive Plan to stock equivalents. All eligible officers and key management personnel participating in the Executive Incentive Plan elected to convert their cash balances to stock equivalents.

    STOCK OWNERSHIP GUIDELINES -- The Committee and the Board of Directors adopted stock ownership guidelines that began in fiscal year 1995. The guidelines recommend that officers and other key management personnel own a minimum of one to three times their base salaries in Common Stock or stock equivalents of the Company (Mr. Cronin is recommended to own three times his base salary). The guidelines suggest that ownership levels in the Company's Common Stock or stock equivalents should be achieved by August 1, 2001.

    OTHER COMPENSATION ELEMENTS -- The Company provides a Profit Sharing and Retirement Plan (the "P.S. Plan") in which executive officers participate on the same terms as non-executive employees subject to limits on the amounts that may be contributed. In addition, a Supplemental Profit Sharing Plan provides to executives and other highly compensated participants additional contributions to compensate them for contributions not allowed under the P.S. Plan due to contribution limitations. This supplemental plan is designed to place executives in the same relative position as non-highly compensated participants in the P.S. Plan. The Company also provides each executive officer with split-dollar life insurance (up to $200,000 of coverage) and an automobile for which the Company makes the lease and insurance payments.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The fiscal year 1995 compensation for Robert J. Cronin, the Chief Executive Officer, was established following the same philosophy and objectives as discussed in this report.

    As reported in the Summary Compensation Table, total fiscal year 1995 annual compensation to Mr. Cronin was $688,149, the significant elements of which were base salary and the annual bonus. In addition, Mr. Cronin was awarded $309,000 from the Long-Term Performance Plan that is deferred, contingent upon the results of fiscal years 1996 and 1997, and payable in fiscal year 1998. Mr. Cronin also was granted 19,000 stock options under the Option Plan.

    Mr. Cronin's base salary as of July 31, 1995 of $365,000 was determined based upon the Company's established salary range for the Chief Executive Officer. Mr. Cronin's base salary as of July 31, 1995, is below the 25th percentile of Chief Executive Officer base salary compensation as determined in a 1995 survey by professional compensation consultants using companies of similar size and complexity. Effective November 1, 1995, Mr. Cronin's base salary will be increased to $401,500. The Committee believes that Mr. Cronin's salary is within an acceptable range.

    Mr. Cronin's fiscal 1995 incentive bonus was $262,000 (71.8% of his base salary and 160% of his targeted bonus). The annual bonus award was determined by the Company's actual ROI as compared to targeted ROI and his level of achievement against his individual performance objectives established at the beginning of the year. The Company's actual ROI was 114.4% of its targeted ROI. Individual performance objectives included, among others, the level of sales, productivity per employee, various asset management ratios, the continued development and penetration of the Company's W.I.N. systems, the development and implementation of several strategic products and services, the completion and integration of at least two acquisitions and the formation of two strategic alliances. For fiscal year 1995, Mr. Cronin achieved in excess of 90% of his individual performance objectives.

    The Committee believes Mr. Cronin's incentive bonuses are reasonable as compared to the Company's performance.

    In summary, the Committee views Mr. Cronin's fiscal 1995 compensation as an appropriate amount, given the Company's financial performance in fiscal year 1995, his individual achievements and the competitive standards for Chief Executive Officer talent. The Company achieved record financial performance in fiscal 1995 that created tremendous stockholder value as displayed in the performance graph under the heading "Performance Graph" and as evidenced by the $292 million (or 41.5%) increase in the Company's equity market capitalization (market capitalization is computed based upon the Company's closing stock price of $44 as of July 28, 1995, the last trading day prior to the Moore Offer).

    Submitted by the Compensation Committee of the Board of Directors of the Company.

                  Fred F. Canning       Chairman
                   R. Darrell Ewers
                   William N. Lane III
                   William E. Olsen

PERFORMANCE GRAPH

    The following performance graph compares the cumulative total stockholder return on the Company's Common Stock for the five-year period from July 31, 1990 to July 31, 1995, with the cumulative total return for the same period of the Standard & Poor's ("S&P") 500 stock index, the S&P MIDCAP 400 index, and a stock index composed of a group of six publicly traded companies, consisting of American Business Products, Duplex Products, Ennis Business Forms, Moore Corporation Limited, New England Business Service and Standard Register Company (the "Peer Group Index"). Comparisons are based on the assumption that the value of an investment on July 31, 1990 in the Company's Common Stock, the S&P 500 stock index, the S&P MIDCAP 400 index, and the Peer Group Index was $100 and that all dividends were reinvested. The performance line of the Company reflects the performance both as of July 31, 1995 and as of July 28, 1995, the last trading day prior to public announcement of the Moore Offer.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   WALLACE COMPUTER                                   S&P400
                                    SERVICES, INC.         PEER GROUP     S&P 500     MIDCAP
                                -----------------------  --------------  ---------  -----------
07/31/90                               $     100           $      100    $     100   $     100
07/31/91                               $  105.17           $   100.05    $  112.73   $  122.42
07/31/92                               $  116.06           $    92.57    $  127.13   $  143.69
07/30/93                               $  118.70           $   104.75    $  136.12   $  167.58
07/29/94                               $  158.28           $   107.89    $  145.32   $  173.48
07/28/95                               $  226.08           $   130.15    $  183.20   $  214.24
07/31/95                               $  299.94           $   131.28    $  183.20   $  216.02

INDEMNIFICATION ARRANGEMENTS AND LIMITATION ON LIABILITY

    Pursuant to the provisions of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the provisions of indemnification agreements between the Company and each of its directors and officers, the Company is obligated (subject to certain conditions) to hold harmless and indemnify its directors and officers, to the fullest extent permitted from time to time by applicable law, from and against expenses (including attorney's fees), judgments, fines, amounts paid in settlement, and other liabilities and claims that its directors and officers may incur or become subject to as a result of or in connection with serving or having served at any time as a director or officer of the Company (including liabilities relating to service as a trustee or otherwise in connection with employee benefit plans) and, in the case of officers, as an employee or agent of the Company or as a director, officer, employee or agent or in any other capacity at the request of the Company with any subsidiary or other entity. The Company's indemnification obligations under its Certificate of Incorporation and under indemnification agreements with its directors and officers do not extend to liabilities or claims based upon or attributable to any breach of duty of loyalty to the Company or its stockholders, any acts or omissions that are not in good faith or that involve intentional misconduct or deliberate dishonesty, any improper personal profit or benefit, or any income taxes in respect of compensation. Directors and officers also have indemnification rights against the Company under Section 145 of the Delaware General Corporation Law, and the Company maintains director and officer liability insurance coverage for its directors and officers.

    Pursuant to the above indemnification agreements, subject to certain limitations, the Company must advance any and all defense costs (including attorney's fees) of investigating, defending or otherwise contesting any claim made against the director with respect to any alleged act or omission by him as a director of the Company, provided that the director gives the Company a written undertaking to repay all such advances if and to the extent it is ultimately determined that the director is not entitled to indemnification with respect to such claim. Each of the directors of the Company has entered into an undertaking to repay if and to the extent it is ultimately determined that the director is not entitled to indemnification with respect to litigation currently pending in which the Company and the directors were named as defendants.

    Under the provisions of the Company's Certificate of Incorporation, no director of the Company shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the liability of a director for monetary damages is not eliminated or limited for any breach of duty of loyalty to the Company or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct, deliberate dishonesty, or a knowing violation of law, for any dividends or redemptions or repurchases of stock that are unlawful under the Delaware General Corporation Law, or for any act or omission that occurred prior to November 12, 1986.

                               VOTING SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of October 12, 1995 with respect to each person or entity known to the Board of Directors to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's Common Stock.

                                                 SHARES
            NAME AND ADDRESS OF               BENEFICIALLY     PERCENT
              BENEFICIAL OWNER                   OWNED         OF CLASS
  ----------------------------------------    ------------     --------
  David L. Babson & Co., Inc.                 1,306,632(1)           5.8%
  One Memorial Drive
  Cambridge, MA 02142
  Merrill Lynch & Co., Inc.                   1,154,450(2)           5.1%
  World Financial Center
  North Tower
  250 Vesey Street
  New York, NY 10281

------------------------
(1) Based upon a Schedule 13G filed David L. Babson & Co., Inc. ("Babson") on February 10, 1995. Such Schedule 13G states that Babson beneficially owned 1,306,632 shares, of which it had sole voting power with respect to 786,495 shares, shared voting power with respect to 520,137 shares and sole dispositive power with respect to 1,306,632 shares.

(2) Based upon a Schedule 13G filed by Merrill Lynch & Co., Inc. and certain affiliated entities ("Merrill Lynch") on February 10, 1995. Such Schedule 13G states that Merrill Lynch beneficially owned 1,154,450 shares and that it had shared powers to vote and to dispose of or direct the disposition of 1,154,450 shares.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table lists the beneficial ownership, as of October 12, 1995, of the Company's Common Stock by each director, the Board's nominees, the five executive officers listed in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise noted, the listed director, nominee or executive officer has sole power to vote and sole power to dispose of or direct the disposition of all shares listed opposite such person's name.

                                     SHARES         PERCENT OF
 NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED      CLASS
---------------------------    ------------------   -----------
Fred F. Canning                          1,100           *
Robert J. Cronin                        61,854(1)        *
Theodore Dimitriou                     120,298(2)        *
Richard F. Doyle                         2,800           *
R. Darrell Ewers                           500           *
William N. Lane III                    110,253(3)        *
William E. Olsen                           400           *
Neele E. Stearns, Jr.                    1,200           *
Michael O. Duffield                     23,794(4)        *
Michael J. Halloran                     16,645(5)        *
Bruce D'Angelo                          10,735(6)        *
Michael T. Leatherman                   11,200(7)        *
All Directors and Executive            404,474(8)      1.8%
 Officers as a group
 (18 persons)

------------------------
 *   Less than 1% of the outstanding shares of Common Stock.

(1) Includes 57,159 shares that Mr. Cronin has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 13,117 share equivalents held by Mr. Cronin as a result of Mr. Cronin converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(2) Includes 35,000 shares that Mr. Dimitriou has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days.

(3) Includes 100,253 shares held in trusts for which Mr. Lane acts as a co-trustee. Mr. Lane has shared powers to vote and dispose of the shares held by such trusts.

(4) Includes 23,060 shares that Mr. Duffield has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 4,253 share equivalents held by Mr. Duffield as a result of Mr. Duffield converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(5) Includes 12,760 shares that Mr. Halloran has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 4,866 share equivalents held by Mr. Halloran as a result of Mr. Halloran converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(6) Includes 10,100 shares that Mr. D'Angelo has the right to acquire through the exercise of options granted to him under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 2,517 share equivalents held by Mr. D'Angelo as a result of Mr. D'Angelo converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(7) Includes 11,200 shares that Mr. Leatherman has the right to acquire through the exercise of options granted under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 3,260 share equivalents held by Mr. Leatherman as a result of Mr. Leatherman converting his deferred bonus amount into stock equivalents during fiscal year 1995.

(8) Includes 185,819 shares that all executive officers as a group have the right to acquire through the exercise of options granted under the Company's 1989 Stock Option Plan that are presently exercisable or will become exercisable within a period of 60 days. Excludes 47,294 share equivalents held by all executive officers as a group as a result of executive officers converting their deferred bonus amounts into stock equivalents during fiscal year 1995.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

    Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers are required to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Whenever a director or executive officer files a Form 3, 4 or 5, a copy of the Form is required to be furnished to the Company.

    Based solely upon a review of the Form 3, 4 and 5 filings received by the Company since the beginning of fiscal year 1995, the Company has not identified any failure on the part of any of its directors and executive officers to file on a timely basis any Form 3, 4 or 5 during fiscal year 1995.

                            SOLICITATION OF PROXIES

    Proxies may be solicited by mail, advertisement, telephone or other methods and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

    The Company has retained Morrow & Co., Inc. ("Morrow") for solicitation and advisory services in connection with the solicitation, for which Morrow is to receive a fee estimated at $200,000, together with reimbursement for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify Morrow against certain liabilities and expenses. It is anticipated that Morrow will employ approximately 75 persons to solicit stockholders for the Annual Meeting. Morrow is also acting to assist the Company in connection with the Moore Offer, for which Morrow will be paid customary compensation in addition to reimbursement for reasonable out-of-pocket expenses.

    Pursuant to a letter agreement dated July 30, 1995 (the "Letter Agreement"), the Company has retained Goldman Sachs as financial advisor with respect to the Moore Offer and certain other possible transactions. Pursuant to the Letter Agreement, the Company has agreed to pay: (a) a fee of $500,000, payable on the date of the letter agreement (which amount has been paid and is creditable on a one time basis against any fees payable under clause (b), (c) or (d) below); (b) if 15% or more of the outstanding stock of the Company is acquired by Moore or any other person or group (including the Company), in one or a series of transactions or if all or substantially all of the assets of the Company are transferred, in one or a series of transactions, by way of a sale, distribution or liquidation, a fee equal to 0.62% of the aggregate value of all such transactions (in the event at least 50% of the outstanding stock of the Company is acquired by Moore or any other person, such aggregate value will be determined as if such acquisition were of 100% of the stock of the Company); (c) if the Company or any entity formed or owned in substantial part or controlled by the Company or one or more members of senior management of the Company or any employee benefit plan of the Company or any of its subsidiaries effects certain recapitalization transactions, a fee equal to 0.62% of the aggregate value of such transaction; (d) if the Company sells, distributes or liquidates all of its assets, or a portion of its assets having an aggregate value of $50 million or more, and no fee is otherwise payable pursuant to clause (b) or (c) above, a fee based upon the aggregate value of such transaction pursuant to a schedule ranging from 2.00% if the aggregate value of the transaction is $50 million, to 0.75% if the aggregate value of the transaction is $750 million or more; and (e) in the event no transaction of the type described in clause (b) or (c) above has been consummated by any of the following dates, a fee of $1.5 million on each such date as of which no transaction has been consummated: October 31, 1995, January 31, 1996, April 30, 1996, July 31, 1996 and October 31, 1996. Any fee paid pursuant to clause (e) shall be creditable on a one time basis against any fee payable under clause (b), (c) or (d) above. Any fee paid under clause (b) above shall be in certain instances creditable on a one time basis against any fee subsequently paid under clause (c) above, and vice versa.

    Pursuant to the Letter Agreement, Goldman Sachs will act as the Company's financial advisor with regard to the proxy solicitation by Moore. No additional fee will be paid to Goldman Sachs in connection therewith.

    The Company has also agreed to reimburse Goldman Sachs periodically for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their attorneys, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in the Letter Agreement. In addition, the Company has agreed to indemnify Goldman Sachs against certain liabilities, including liabilities under federal securities laws. Pursuant to a separate letter dated July 30, 1995, Goldman Sachs has agreed, subject to limited exceptions, to use confidential information supplied by the Company only for the engagement contemplated by the Letter Agreement and not to disclose such information.

    In the case of public offerings or private placements of securities of the Company that are related to a transaction contemplated by the Letter Agreement, the Company has agreed to offer Goldman Sachs the right to act as lead manager or agent on such transactions. In such case, Goldman Sachs would charge customary fees pursuant to a separate agreement.

    The Letter Agreement may be terminated at any time by either party thereto, with or without cause, effective upon receipt of written notice to that effect. Goldman Sachs will be entitled to the transaction fee set forth above if at any time prior to the expiration of 18 months after such termination a transaction of the type contemplated by clause (b), (c) or (d) above is consummated and, in the case of a transaction contemplated by clause (b) or (d), there was contact with the acquiring party, or any affiliate thereof, regarding such a transaction during the period of Goldman Sachs' engagement. Any fee paid under clause (e) shall, however, be credited against any such transaction fee.

    The cost of soliciting proxies for the Annual Meeting is being borne by the Company. Costs incidental to these solicitations of proxies include expenditures for printing, postage, legal, accounting, public relations, soliciting,
advertising and related expenses and are expected to be approximately $       in
addition to the fees of Morrow described above (excluding the amount normally expended by the Company for the solicitation of proxies at its annual meetings). Total costs incurred to date for, in furtherance of, or in connection with these
solicitations of proxies are approximately $      .

    Certain information about the directors and executive officers of the Company and certain employees and other representatives of the Company who may also solicit proxies is set forth in the attached Schedule I. Schedule II sets forth certain information relating to shares of Common Stock owned by such parties and certain transactions between any of them and the Company. Schedule III sets forth certain information with respect to Goldman Sachs. Schedule IV sets forth certain transactions between Goldman Sachs and the Company.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Stockholder proposals intended for inclusion in the proxy statement for the 1996 Annual Meeting must be received at the Company's corporate headquarters,
4600 West Roosevelt Road,  Hillside, Illinois 60162,  not later than           ,
1996. Stockholder proposals should be addressed to the attention of the Company's Corporate Secretary.

    In addition, the Company's Bylaws require that there be furnished to the Secretary of the Company written notice with respect to the nomination of a person for election as a director or the submission of a proposal (other than nominations and proposals submitted at the direction of the Board) at an annual meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be furnished to the Company generally not later than 90 days in the event of a nomination and not earlier than 90 days and not later than 60 days in the event of a proposal. Copies of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

                                          By Order of the Board of Directors
                                          T. DIMITRIOU
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Hillside, Illinois
           , 1995

                                   SCHEDULE I
          INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS,
         AND CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF THE COMPANY

    The following table sets forth the name and the present principal occupation or employment (except with respect to the directors, whose principal occupation is set forth in the Proxy Statement), and the name, principal business and address of any corporation or other organization in which such employment is carried on, of (1) the directors and executive officers of the Company and (2) certain employees and other representatives of the Company who may assist in soliciting proxies from stockholders of the Company. Unless otherwise indicated below, the principal business address of each such person is 4600 West Roosevelt Road, Hillside, Illinois 60162 and such person is an employee of the Company. Directors are indicated with a single asterisk.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NAME AND PRINCIPAL                                                 PRESENT OFFICE OR OTHER
BUSINESS ADDRESS                                             PRINCIPAL OCCUPATION OR EMPLOYMENT
---------------------------------------------------  ---------------------------------------------------
Neele E. Stearns, Jr.* ............................
100 North Riverside Plaza
Suite 1700
Chicago, IL 60606
Robert J. Cronin* .................................
R. Darrel Ewers* ..................................
261 Sheridan Road
Winnetka, IL 60093
Richard F. Doyle* .................................
Route 13, Box 47
Charlottesville, VA 22901
William E. Olsen* .................................
275 Oak Creek Dr., Unit 210
Wheeling, IL 60090
Theodore Dimitriou* ...............................
Fred F. Canning* ..................................
441 Rockefeller Road
Lake Forest, IL 60045
William N. Lane III* ..............................
Lane Industries, Inc.
One Lane Center
1200 Shermer Road
Northbrook, IL 60062
Michael J. Halloran ...............................  Vice President/Chief Financial Officer/Assistant
                                                      Secretary
Michael O. Duffield ...............................  Senior Vice President/Operations
Michael T. Leatherman .............................  Senior Vice President/Chief Information Officer
Bruce D'Angelo ....................................  Vice President/Sales
Michael T. Laudizio ...............................  Divisional Vice President/Corporate Secretary/
                                                      Director of Taxation
Michael T. Quane ..................................  Treasurer

NAME AND PRINCIPAL                                                 PRESENT OFFICE OR OTHER
BUSINESS ADDRESS                                             PRINCIPAL OCCUPATION OR EMPLOYMENT
---------------------------------------------------  ---------------------------------------------------
Wayne E. Richter ..................................  Vice President/General Manager -- Label Division
Donald J. Hoffmann ................................  Vice President/Engineering and Research
10 S. Davis Dr.
Bellwood, IL 60104
Michael M. Mulcahy ................................  Vice President/General Manager -- Colorforms
955 Pratt Blvd.                                       Division
Elk Grove Village, IL 60007
Michael R. Finger .................................  Vice President/General Manager -- Direct Mail
1750 Wallace Ave.                                     Division
St. Charles, IL 60104

               CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF THE
                      COMPANY WHO MAY ALSO SOLICIT PROXIES

                                                                             PRESENT OFFICE OR OTHER
NAME AND PRINCIPAL                                                                  PRINCIPAL
BUSINESS ADDRESS                                                             OCCUPATION OR EMPLOYMENT
------------------------------------------------------------------------  ------------------------------
Bradley P. Samson.......................................................  Director of Public Relations
Teresa A. Sorrentino....................................................  Public Relations Specialist

                                  SCHEDULE II
             SHARES HELD BY DIRECTORS, EXECUTIVE OFFICERS, CERTAIN EMPLOYEES AND OTHER REPRESENTATIVES OF THE COMPANY AND
            CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND THE COMPANY

    The shares of Common Stock held by directors and Michael O. Duffield, Michael J. Halloran, Michael T. Leatherman and Bruce D'Angelo are set forth in the Proxy Statement. The following officers and employees of the Company own the following shares as of October 12, 1995:

                                                         SHARES OF COMMON
                                                               STOCK
                        NAME OF                            BENEFICIALLY
                   BENEFICIAL OWNER                          OWNED (1)
                 ---------------------                   -----------------
Michael T. Laudizio....................................            700
Michael T. Quane.......................................          1,361
Wayne E. Richter.......................................         11,332
Donald J. Hoffmann.....................................          6,987
Michael M. Mulcahy.....................................         11,235
Bradley P. Samson......................................             24
Michael R. Finger......................................         12,080

------------------------
(1) Amounts include shares acquirable within 60 days of October 12, 1995 pursuant to the exercise of currently outstanding options as follows: Mr. Laudizio (700); Mr. Quane (1,000); Mr. Richter (8,980); Mr. Hoffmann (4,740); Mr. Mulcahy (9,400); and Mr. Finger (11,720).

                       PURCHASES AND SALES OF SECURITIES

    The following table sets forth information concerning all purchases and sales of securities of the Company by directors, officers and certain employees since October 12, 1993:

                                                                 DATE OF     NATURE OF   NUMBER OF SHARES
NAME                                                           TRANSACTION  TRANSACTION   OF COMMON STOCK
-------------------------------------------------------------  -----------  -----------  -----------------
DIRECTORS:
Robert J. Cronin.............................................     1/24/94       (1)                507
                                                                  7/11/94       (1)                312
                                                                  8/17/94       (2)              3,841
                                                                  8/17/94       (5)              2,308
                                                                  1/18/95       (1)                509
                                                                  7/18/95       (1)                345
Theodore Dimitriou(4)........................................    12/20/93   Gift                 5,720
                                                                  1/24/94   (1)                    404
                                                                   3/4/94   Sale                40,000
                                                                  3/15/94   Sale                10,000
                                                                  7/11/94   (1)                    437
                                                                  1/18/95   (1)                    318
Neele E. Stearns, Jr.........................................     12/5/94   Purchase               700
William N. Lane III..........................................    11/14/94   Purchase             2,000

                                                                 DATE OF     NATURE OF   NUMBER OF SHARES
NAME                                                           TRANSACTION  TRANSACTION   OF COMMON STOCK
-------------------------------------------------------------  -----------  -----------  -----------------
OFFICERS:
Michael J. Halloran..........................................     1/24/94       (1)                484
                                                                  7/11/94       (1)                153
                                                                  1/18/95       (1)                279
                                                                  7/18/95       (1)                221
Michael O. Duffield..........................................      1/5/94       (2)              1,000
                                                                   1/5/94       (3)              1,000
                                                                   4/8/94       (2)              5,000
                                                                   4/8/94       (3)              5,000
                                                                  7/18/95       (1)                378
Bruce D'Angelo...............................................    12/16/93       (2)              2,000
                                                                 12/16/93       (3)              2,000
                                                                  1/24/94       (1)                 87
                                                                  7/11/94       (1)                 54
                                                                  1/18/95       (1)                236
                                                                  7/18/95       (1)                198
Michael T. Quane.............................................     1/18/95       (1)                164
                                                                  7/18/95       (1)                197
Wayne E. Richter.............................................    12/28/93      Sale                500
                                                                  1/24/94       (1)                224
                                                                  7/11/94       (1)                154
                                                                  1/18/95       (1)                290
                                                                  7/18/95       (1)                255
                                                                  7/18/95       (2)              1,000
                                                                  7/18/95       (3)              1,000
Donald J. Hoffmann...........................................     1/24/94       (1)                315
                                                                  7/11/94       (1)                 43
                                                                  1/18/95       (1)                 74
                                                                  7/18/95       (1)                160
                                                                   8/3/95       (2)              2,000
                                                                   8/3/95       (5)                931
Michael M. Mulcahy...........................................     1/24/94       (1)                313
                                                                  3/17/94       (2)              8,000
                                                                  3/17/94       (3)              8,000
                                                                  7/11/94       (1)                211
                                                                  1/18/95       (1)                339
                                                                  7/18/95       (1)                311
Michael R. Finger............................................     3/30/94       (2)              8,000
                                                                  3/30/94       (3)              8,000
CERTAIN EMPLOYEES:
Bradley P. Samson............................................     7/18/95       (1)                 24

------------------------
(1)  Purchase made pursuant to the Employee Stock Purchase Plan

(2)  Purchase made pursuant to the Incentive Stock Option Plan

(3)  Sale of Incentive Stock Options

(4)  Transactions made for the benefit of the Theodore Dimitriou Trust.

(5)  Disposition for the purpose of paying option exercise price.

    T. Dimitriou, R.F. Doyle and F.F. Canning have agreed to serve as the proxies on the Company's WHITE Annual Meeting proxy card.

    Except as disclosed in this Schedule or in the Proxy Statement, none of the Company, any of its directors or executive officers, or the employees or other representatives of the Company named in Schedule I owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has purchased or sold any of such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Schedule or in the Proxy Statement, to the best knowledge of the Company, its directors and executive officers or the employees and other representatives of the Company named in Schedule I, none of their associates beneficially owns, directly or indirectly, any securities of the Company. The Company owns all of the capital stock of its subsidiary, Visible Computer Supply Corporation, an Illinois corporation.

    Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of the Company, none of the Company, any of its directors or executive officers, or the employees or other representatives of the Company named in
Schedule I has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

    Other than as disclosed in this Schedule and in the Proxy Statement, to the knowledge of the Company, none of the Company, any of its directors or executive officers, or the employees or other representatives of the Company named in
Schedule I is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

    Other than as set forth in this Schedule or in the Proxy Statement, to the knowledge of the Company, none of the Company, any of its directors or executive officers, or the employees or other representatives of the Company named in
Schedule I, or any of their associates, has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company's last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.

    Other than as set forth in this Schedule and in the Proxy Statement, to the knowledge of the Company, none of the Company, any of its directors or executive officers, or the employees or other representatives of the Company named in
Schedule I, or any of their associates, has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                                  SCHEDULE III
                  INFORMATION CONCERNING GOLDMAN, SACHS & CO.

    The Company has retained Goldman Sachs to act as its financial advisor in connection with the transactions described in the Proxy Statement. [In addition to the fees to be received by Goldman Sachs in connection with its engagement as financial advisor to the Company described in this Proxy Statement under "SOLICITATION OF PROXIES" since January 1, 1993, Goldman Sachs have performed a number of investment banking and financial advisory services for the Company for
which they received an aggregate of approximately $       in fees. These include
fees for acting as financial advisor in connection with and other financial advisory services.] Goldman Sachs from time to time also execute routine brokerage transactions for the Company's account [four accounts, info to follow][and for the account of the following other entities to which the Company provides investment trade execution services: the Company's Pension Trust and the Company's Savings and Retirement Trust].

    Goldman Sachs are principally engaged as a partnership in furnishing a full range of investment banking and brokerage services for institutional and individual clients. Goldman Sachs do not admit that they or any of their partners, directors, officers or employees is a "participant," as defined in
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission ("Schedule 14A"), in the solicitation to which the Proxy Statement relates or that such Schedule 14A requires the disclosure in the Proxy Statement or this Schedule of certain information concerning Goldman Sachs.

    The following partners and employees (the "Individuals") of Goldman Sachs may engage in solicitation activities in connection with the solicitation to which the Proxy Statement relates (and to the extent that any such Individual does, in fact, engage in such solicitation activities, any such Individual would thereby become a "participant," as defined in Schedule 14A):

         NAME                POSITION
-----------------------  ----------------
Cody J. Smith            Partner
Mark F. Dzialga          Vice President
George B. Foussianes     Vice President
Frederick P. Wich, Jr.   Vice President
Jon A. Woodruff          Associate
Raja Benchekround        Analyst
Gargi Banerjee           Analyst

    Each of the Individuals is engaged in the investment banking business at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 other than Frederick P. Wich, Jr., who engages in the business at Goldman, Sachs & Co., 4900 Sears Tower, Chicago, Illinois 60606, and is either a general partner or is employed by Goldman Sachs in the capacity listed beside his or her name.

    [As of September 29, 1995, Goldman Sachs did not beneficially own any shares of Common Stock, and owned of record 1,100,685 shares of Common Stock for customer accounts. In the normal course of their business, Goldman Sachs regularly buy and sell securities, including the Company's securities, for their own account and for the accounts of their customers, which transactions may result from time to time in Goldman Sachs having a net "long" or net "short" position in the Company's securities. A list of all securities of the Company bought and sold by Goldman Sachs for their own account over the last two years is set forth on Schedule IV. It is impracticable, however, owing to the volume of such transactions, to list each transaction for the accounts of customers involving the Company's securities for the past two years for the purpose of the Proxy Statement.

    None of the Individuals owned of record or beneficially any of the Company's securities at October 12, 1995 [, except as set forth below or elsewhere in this Schedule or in the Proxy Statement]. None of the Individuals purchased or sold for their own account securities of any class of the Company within the past two years [, except as set forth below or elsewhere in this Schedule or the Proxy Statement].

                                     III-1

    [Except as set forth above or as disclosed elsewhere in this Schedule or the Proxy Statement,] to the knowledge of the Company, none of the Individuals own of record any securities of the Company which are not also beneficially owned by them nor do they beneficially own, directly or indirectly, any securities of any parent or subsidiary of the Company.

    In the normal course of their business, Goldman Sachs finance the securities positions of Goldman Sachs by bank and other borrowings and repurchase and securities borrowing transactions. To the knowledge of the Company, none of such borrowings were intended specifically for the purpose of purchasing securities of the Company.

    [Except as set forth below or as disclosed elsewhere in this Schedule or the Proxy Statement, and] except for customary arrangements with respect to securities of the Company held by Goldman Sachs for the accounts of their customers, to the knowledge of the Company, none of the Individuals, Goldman Sachs or any associate of such persons is or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. [Except as set forth below or as disclosed elsewhere in this Schedule or the Proxy Statement,] to the knowledge of the Company, none of the Individuals, Goldman Sachs or any associate of such persons has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since August 1, 1995 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

                                     III-2

                                  SCHEDULE IV
        TRADING HISTORY OF GOLDMAN, SACHS & CO. (FOR THEIR OWN ACCOUNT)

COMMON SHARES
Shares Purchased (Trade Date)

1995:   16800 (1/17);  1100 (3/16); 42400  (3/20); 3200 (7/11);  600 (7/28); 300
(8/02); 500 (8/21); 500 (9/11)

1994:  9400 (3/18); 1300 (6/15);  14750 (10/06); 523 (10/07); 377 (12/01);  5900
(12/06)

1993:   1000  (1/19); 5600  (1/20); 200  (2/01); 700  (2/17); 1000  (2/18); 6100
(4/12); 1300 (5/21); 8000 (9/27)

Shares Sold (Trade Date)

1995:  200 (1/11); 200 (1/13); 400 (1/16); 2000 (1/23); 2200 (1/30); 500 (2/08);
1400 (2/21); 500  (3/02); 900 (3/06);  2200 (3/09); 3300  (3/10); 24600  (4/13);
3100 (4/17); 3200 (6/26); 6100 (7/25)

1994:   400 (1/18); 300 (1/19); 900 (1/28); 200 (3/15); 9400 (3/18); 800 (4/28);
800 (5/06); 100 (6/17);  3200 (9/30); 5132 (10/07);  2277 (10/10); 377  (12/01);
400 (12/16); 100 (12/22); 700 (12/27); 200 (12/28); 1200 (12/29); 500 (12/30)

1993:   6600  (1/20); 200  (2/01); 400  (2/02); 1000  (2/18); 6100  (4/12); 1000
(5/28); 900 (6/08); 1700 (7/01); 6600 (9/27); 1800 (12/09)

OPTIONS
Options Purchased (Trade Date)

1995:  none

1994:  322 (6/15); 4000 (9/09); 3000 (9/12)

1993:  none

Options Sold (Trade Date)

1995:  none

1994:  3100 (6/15); 3000 (6/16); 600 (6/17); 300 (9/16)

1993:  none

                                   IMPORTANT

    Your proxy is important. No matter how many shares of Common Stock you own, please give the Company your proxy FOR the election of your Board's nominees for director and AGAINST the Moore Proposals by signing, dating and returning the Company's WHITE proxy card today in the postage prepaid envelope provided.

                       DO NOT RETURN ANY GOLD PROXY CARDS
                     THAT YOU MAY HAVE RECEIVED FROM MOORE.

    If you have already submitted a proxy to Moore for the Annual Meeting, you may change your vote to a vote FOR the election of your Board's nominees and AGAINST the Moore Proposals by signing, dating and returning the Company's WHITE proxy card, which must be dated after any proxy you may have submitted to Moore. Only your latest dated proxy for the Annual Meeting will count at the meeting.

    If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the Company's WHITE proxy card as soon as possible.

    If you have any questions or require any additional information or assistance, please call our proxy solicitor, Morrow & Co., Inc., toll free at
(800)       or at any of the following numbers set forth below.

                               MORROW & CO., INC.
                          CALL TOLL FREE: (800)

-------------  -------------  -------------
-------------  -------------  -------------
-------------  -------------  -------------

[LOGO]

                         WALLACE COMPUTER SERVICES, INC.        PRELIMINARY
                                                                  COPIES
                                   PROXY CARD

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 1995.
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints T. Dimitriou, R. F. Doyle and
F. F. Canning, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of WALLACE COMPUTER SERVICES, INC. (the "Company") to be held on December 8, 1995, and at any and all adjournments and postponements thereof, on all matters before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS "AGAINST" THE PROPOSAL OF A WHOLLY OWNED SUBSIDIARY OF MOORE CORPORATION LIMITED ("MOORE") TO REMOVE ALL MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY, OTHER THAN MOORE'S DIRECTOR NOMINEES IF THEY ARE THEN DIRECTORS OF THE COMPANY ("MOORE'S BOARD REMOVAL PROPOSAL"), "AGAINST" THE PROPOSAL OF A WHOLLY OWNED SUBSIDIARY OF MOORE TO AMEND THE COMPANY'S BYLAWS TO FIX THE NUMBER OF DIRECTORS OF THE COMPANY AT FIVE ("MOORE'S NUMBER OF DIRECTORS PROPOSAL"), AND "AGAINST" THE PROPOSAL OF A WHOLLY OWNED SUBSIDIARY OF MOORE TO REPEAL EACH PROVISION OF THE COMPANY'S BYLAWS OR AMENDMENT THERETO ADOPTED WITHOUT STOCKHOLDER APPROVAL SUBSEQUENT TO FEBRUARY 15, 1995 AND PRIOR TO THE ANNUAL MEETING ("MOORE'S BYLAWS REPEAL PROPOSAL"), ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE ANNUAL MEETING PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY (1) TO VOTE FOR A SUBSTITUTE NOMINEE OF THE BOARD OF DIRECTORS IF ANY NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE IS UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE AS A DIRECTOR (UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES OR FOR THE PARTICULAR NOMINEE WHO HAS CEASED TO BE A CANDIDATE IS WITHHELD) AND (2) TO VOTE ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.

PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

This proxy is being solicited by the Board of Directors of Wallace Computer Services, Inc.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND "AGAINST" PROPOSALS 3, 4 AND 5.

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

1. Election of Directors:

For           Withheld        For All Except
/ /              / /               / /


Robert J. Cronin, Neele E. Stearns, Jr. and R. Darrell Ewers.

If you do not wish your shares voted "FOR" a particular nominee or nominees, mark the "For All Except" box and strike a line through the nominee's name(s). Your shares will be voted for the remaining nominee(s).

2. Ratification of Appointment of Arthur Andersen LLP as Independent Public Accountants

For             Against           Abstain
/ /              / /               / /

The Board of Directors recommends a vote "AGAINST" Proposals 3, 4 and 5.

3. Moore's Board Removal Proposal

For             Against           Abstain
/ /              / /               / /

4. Moore's Number of Directors Proposal

For             Against           Abstain
/ /              / /               / /

5. Moore's Bylaws Repeal Proposal

For             Against           Abstain
/ /              / /               / /

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Please mark, sign, date and return the proxy promptly using the enclosed envelope.

Signature:                              Date:
           -------------------------           ---------
Signature:                              Date:
           -------------------------           ---------

Title:
          -----------------------------------------------